THE HOLDER (AS DEFINED BELOW) OF THIS PURCHASE OPTION, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE OPTION EXCEPT AS HEREIN PROVIDED, AND THE HOLDER OF THIS PURCHASE OPTION FURTHER AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE OPTION FOR A PERIOD OF ONE YEAR FOLLOWING THE EFFECTIVE DATE (AS DEFINED BELOW) TO ANYONE OTHER THAN (I) SANDLER O'NEILL & PARTNERS, L.P. ("SANDLER O'NEILL") OR AN UNDERWRITER OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING (AS DEFINED BELOW), OR (II) A BONA FIDE OFFICER OR PARTNER OF SANDLER O'NEILL OR OF ANY SUCH UNDERWRITER OR SELECTED DEALER.

THIS PURCHASE OPTION IS NOT EXERCISABLE PRIOR TO THE LATER OF (I) THE ACQUISITION BY WESTERN UNITED FINANCIAL CORPORATION (THE "COMPANY") OF ONE OR MORE BANKS, THRIFTS AND THEIR RESPECTIVE HOLDING COMPANIES THROUGH A MERGER, CAPITAL STOCK EXCHANGE, ASSET ACQUISITION, EXCHANGEABLE SHARE TRANSACTION, STOCK PURCHASE OR OTHER SIMILAR BUSINESS COMBINATION (A "BUSINESS COMBINATION") AND
(II) _______________, 2008 [ONE YEAR FROM THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT] (THE "EXERCISE DATE"). VOID AFTER 5:00 P.M. NEW YORK CITY LOCAL TIME, __________________, 2011 [FOUR YEARS FROM THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT].

                              UNIT PURCHASE OPTION

                               FOR THE PURCHASE OF

                                  312,500 UNITS

                                       OF

                      WESTERN UNITED FINANCIAL CORPORATION

1. PURCHASE OPTION.

            THIS CERTIFIES THAT, in consideration of $100.00 duly paid to the Company by or on behalf of , as registered owner of this Purchase Option (the "HOLDER"), the Holder is entitled, at any time or from time to time upon the later of the consummation by the Company of a Business Combination and ____________, 2008 [ONE YEAR FROM THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT] (the "COMMENCEMENT DATE"), and at or before 5:00 p.m., New York City local time, ____________, 2011 (the "EXPIRATION DATE") (four (4) years from the effective date (the "EFFECTIVE DATE") of the registration statement (the "REGISTRATION STATEMENT") pursuant to which units (the "UNITS") of the Company, each Unit consisting of one share of common stock of the Company, par value $0.01 per share (the "COMMON STOCK"), and one warrant (a "WARRANT") exercisable for one share of Common Stock, are offered for sale to the public (the
"OFFERING")), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to three-hundred twelve thousand five hundred (312,500) Units. Each Warrant is the same as the warrants included in the Units being registered for sale to the public by way of the Registration Statement (the "PUBLIC WARRANTS"), except that the exercise price of the Warrant is $7.50 per share. The form of Warrant is attached hereto as Exhibit A. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Option may be exercised on the next succeeding day which is not such a day, in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the

Purchase Option. This Purchase Option is initially exercisable at $10.00 per Unit so purchased; provided, however, that upon the occurrence of any of the events specified in Section 2 hereof, the rights granted by this Purchase Option, including the exercise price per Unit and the number of Units (and shares of Common Stock and Warrants) to be received upon such exercise, shall be adjusted as therein specified. The term "EXERCISE PRICE" shall mean the initial exercise price or the adjusted exercise price, depending on the context.

2. ADJUSTMENTS.

            2.1 ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES. The Exercise Price and the number of Units underlying the Purchase Option shall be subject to adjustment from time to time as hereinafter set forth:

                  2.1.1 STOCK DIVIDENDS - SPLIT-UPS. If after the date hereof, and subject to the provisions of Section 2.3 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying each of the Units purchasable hereunder shall be increased in proportion to such increase in outstanding shares. In such case, the number of shares of Common Stock, and the exercise price applicable thereto, underlying the Warrants underlying each of the Units purchasable hereunder shall be adjusted in accordance with the terms of the Warrants. For example, if the Company declares a two-for-one stock dividend and at the time of such dividend this Purchase Option is for the purchase of one Unit at $10.00 per whole Unit (each Warrant underlying the Units is exercisable for $7.50 per share), upon effectiveness of the dividend, this Purchase Option will be adjusted to allow for the purchase of one Unit at $10.00 per Unit, each Unit entitling the holder to receive two shares of Common Stock and two Warrants (each Warrant exercisable for $3.75 per share).

                  2.1.2 EXTRAORDINARY DIVIDEND. If the Company, at any time while this Purchase Option is outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock, other than (i) as described in Sections 2.1.1, 2.1.3 or 2.1.4, (ii) regular quarterly or other periodic dividends, (iii) in connection with the conversion rights of the holders of Common Stock upon consummation of the Company's initial Business Combination, or (iv) in connection with the Company's liquidation and the distribution of its assets upon its failure to consummate a Business Combination (any such non-excluded event being referred to herein as an "EXTRAORDINARY DIVIDEND"), then the Exercise Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Company's Board of Directors, in good faith) of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend.

                  2.1.3 AGGREGATION OF SHARES. If after the date hereof, and subject to the provisions of Section 2.3, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying each of the Units purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares. In such case, the number of shares of Common Stock, and the exercise price applicable thereto, underlying the Warrants underlying each of the Units purchasable hereunder shall be adjusted in accordance with the terms of the Warrants.

                  2.1.4 REPLACEMENT OF SECURITIES UPON REORGANIZATION, ETC. In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 2.1.1 or 2.1.2 hereof or that solely affects the par value of such shares of

Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Option shall have the right thereafter (until the expiration of the right of exercise of this Purchase Option) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Purchase Option and the underlying Warrants immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 2.1.1 or 2.1.2, then such adjustment shall be made pursuant to Sections 2.1.1, 2.1.2 and this Section 2.1.4. The provisions of this Section 2.1.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

                  2.1.5 CHANGES IN FORM OF PURCHASE OPTION. This form of Purchase Option need not be changed because of any change pursuant to this Section, and Purchase Options issued after such change may state the same Exercise Price and the same number of Units as are stated in the Purchase Options initially issued pursuant to this form of Purchase Option. The acceptance by any Holder of the issuance of new Purchase Options reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

                  2.1.6 ADJUSTMENTS OF WARRANTS. To the extent the price of the Warrants is lowered pursuant to Section 3.1 of that certain Warrant Agreement, dated as of ________________, 2006, between the Company and Wells Fargo Bank, N.A. (the "WARRANT AGREEMENT"), the price of the Warrants underlying the Purchase Option shall be reduced on identical terms, subject to any limitations and conditions that may be imposed by NASD Corporate Financing Rule 2710 and any such reduction must remain in effect for at least twenty (20) business days. To the extent the duration of the Warrants is extended pursuant to Section 3.2 of the Warrant Agreement, the duration of the Warrants underlying the Purchase Option shall be extended on identical terms, subject to any limitations that may be imposed by NASD Corporate Financing Rule 2710.

            2.2 SUBSTITUTE PURCHASE OPTION. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental Purchase Option providing that the Holder shall have the right thereafter (until the stated expiration of such Purchase Option) to receive, upon exercise of such Purchase Option, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Purchase Option might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental Purchase Option shall provide for adjustments which shall be identical to the adjustments provided in
Section 2. The above provision of this Section shall similarly apply to successive consolidations or mergers.

            2.3 ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of shares of Common Stock or Warrants upon the exercise of the Purchase Option, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Warrants, shares of Common Stock or other securities, properties or rights.

3. EXERCISE.

            3.1 EXERCISE FORM. In order to exercise this Purchase Option, the exercise form attached hereto must be duly executed, completed and delivered to the Company, together with this Purchase Option and payment of the Exercise Price for the Units being purchased payable in cash or by certified check or official bank check. If the subscription rights represented hereby shall not be exercised at or before the Expiration Date, this Purchase Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

            3.2 CASHLESS EXERCISE.

                  3.2.1 DETERMINATION OF AMOUNT. In lieu of the payment of the Exercise Price multiplied by the number of Units for which this Purchase Option is exercisable (and in lieu of being entitled to receive Common Stock and Warrants) in the manner required by Section 3.1, the Holder shall have the right (but not the obligation) to convert any exercisable but unexercised portion of this Purchase Option into Units ("CONVERSION RIGHT") as follows: upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of Units (or that number of shares of Common Stock and Warrants comprising that number of Units) equal to the quotient obtained by dividing (x) the Value (as defined below) of the portion of the Purchase Option being converted by (y) the Current Market Value (as defined below). The "VALUE" of the portion of the Purchase Option being converted shall equal the remainder derived from subtracting (a)
(i) the Exercise Price multiplied by (ii) the number of Units underlying the portion of this Purchase Option being converted from (b) the Current Market Value of a Unit multiplied by the number of Units underlying the portion of the Purchase Option being converted. As used herein, the term "CURRENT MARKET VALUE" per Unit at any date means: (A) in the event that neither the Units nor Public Warrants are still trading, the remainder derived from subtracting (x) the exercise price of the Warrants multiplied by the number of shares of Common Stock issuable upon exercise of the Warrants underlying one Unit from (y) (i) the Current Market Price of the Common Stock multiplied by (ii) the number of shares of Common Stock underlying one Unit, which shall include the shares of Common Stock underlying the Warrants included in such Unit; (B) in the event that the Units, Common Stock and Public Warrants are still trading, (i) if the Units are listed on a national securities exchange or quoted on the Nasdaq National Market, Nasdaq SmallCap Market or NASD OTC Bulletin Board (or successor exchange), the last sale price of the Units in the principal trading market for the Units as reported by the exchange, Nasdaq or the NASD, as the case may be, on the last trading day preceding the date in question; or (ii) if the Units are not listed on a national securities exchange or quoted on the Nasdaq National Market, Nasdaq SmallCap Market or the NASD OTC Bulletin Board (or successor exchange), but is traded in the residual over-the-counter market, the closing bid price for Units on the last trading day preceding the date in question for which such quotations are reported by the Pink Sheets, LLC or similar publisher of such quotations; and (C) in the event that the Units are not still trading but the Common Stock and Public Warrants underlying the Units are still trading, the Current Market Price of the Common Stock plus the product of (x) the Current Market Price of the Public Warrants and (y) the number of shares of Common Stock underlying the Warrants included in one Unit. The "CURRENT MARKET PRICE" shall mean (i) if the Common Stock (or Public Warrants, as the case may be) is listed on a national securities exchange or quoted on the Nasdaq National Market, Nasdaq SmallCap Market or NASD OTC Bulletin Board (or successor exchange), the last sale price of the Common Stock (or Public Warrants) in the principal trading market for the Common Stock as reported by the exchange, Nasdaq or the NASD, as the case may be, on the last trading day preceding the date in question; (ii) if the Common Stock (or

Public Warrants, as the case may be) is not listed on a national securities exchange or quoted on the Nasdaq National Market, Nasdaq SmallCap Market or the NASD OTC Bulletin Board (or successor exchange), but is traded in the residual over-the-counter market, the closing bid price for the Common Stock (or Public Warrants) on the last trading day preceding the date in question for which such quotations are reported by the Pink Sheets, LLC or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Board of Directors of the Company shall determine, in good faith. In the event the Public Warrants have expired and are no longer exercisable, no "Value" shall be attributed to the Warrants underlying this Purchase Option. Additionally, in the event that this Purchase Option is exercised pursuant to this Section 3.2 and the Public Warrants are still trading, the "Value" shall be reduced by the difference between the Warrant Exercise Price and the exercise price of the Public Warrants multiplied by the number of Warrants underlying the Units included in the portion of this Purchase Option being converted.

                  3.2.2 MECHANICS OF CASHLESS EXERCISE. The cashless exercise right described in this Section 3.2 (the "CASHLESS EXERCISE RIGHT") may be exercised by the Holder on any business day on or after the Commencement Date and not later than the Expiration Date by delivering the Purchase Option with the duly executed exercise form attached hereto with the cashless exercise section completed to the Company, exercising the Cashless Exercise Right and specifying the total number of Units the Holder will purchase pursuant to such Cashless Exercise Right.

4. TRANSFER.

            4.1 GENERAL RESTRICTIONS. The Holder of this Purchase Option, by its acceptance hereof, agrees that it will not sell, transfer, assign, pledge or hypothecate, or enter into any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of, this Purchase Option for a period of one year following the Effective Date to anyone other than (i) Sandler O'Neill or an underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of Sandler O'Neill or of any such underwriter or selected dealer. On and after the first anniversary of the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Purchase Option and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) business days transfer this Purchase Option on the books of the Company and shall execute and deliver a new Purchase Option of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Units purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

            4.2 RESTRICTIONS IMPOSED BY THE ACT. The securities evidenced by this Purchase Option shall not be transferred unless and until (i) the Company has received an opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "ACT") and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of Jenkens & Gilchrist shall be deemed satisfactory evidence of the availability of an exemption), or
(ii) a registration statement or a post-effective amendment to the Registration Statement relating to such securities has been filed by the Company and declared effective by the Securities and Exchange Commission (the "COMMISSION") and compliance with applicable state securities law has been established.

5. NEW PURCHASE OPTIONS TO BE ISSUED.

            5.1 PARTIAL  EXERCISE OR TRANSFER.  Subject to the  restrictions  in
Section 4 hereof, this Purchase Option may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Option for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Purchase Option of like tenor to this Purchase Option in the name of the Holder evidencing the right of the Holder to purchase the number of Units purchasable hereunder as to which this Purchase Option has not been exercised or assigned.

            5.2 LOST CERTIFICATE. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Option and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Option of like tenor and date. Any such new Purchase Option executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6. REGISTRATION RIGHTS.

            6.1 DEMAND REGISTRATION.

                  6.1.1 GRANT OF RIGHT. Upon written demand (the "DEMAND NOTICE") of the Holder(s) of at least 51% in interest of the Purchase Options and/or the underlying Units and/or the underlying securities (the "MAJORITY HOLDERS"), the Company agrees to register (the "DEMAND REGISTRATION") under the Act on one occasion, all of the Purchase Options requested by the Majority Holders in the Demand Notice and all of the securities underlying such Purchase Options, including the Units, the Common Stock, the Warrants and the Common Stock underlying the Warrants (collectively, the "REGISTRABLE SECURITIES"). Within sixty (60) days after receipt of the Demand Notice, the Company will file a registration statement for use in an offering of the Registrable Securities from time-to-time or a post-effective amendment to the Registration Statement covering all of the Registrable Securities that will permit an offering of the Registrable Securities from time-to-time and use its reasonable efforts to have such registration statement or post-effective amendment declared effective as soon as possible thereafter. The demand for registration may be made at any time during a period of five (5) years beginning on the Effective Date. The Demand Notice shall specify the intended method(s) of distribution of the Registrable Securities. The Company will notify all holders of Purchase Options and/or Registrable Securities of the receipt of such Demand Notice. Each holder of Registrable Securities who wishes to include all or a portion of such holder's Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a "DEMANDING HOLDER") shall so notify the Company within ten (10) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to any reductions pursuant to Section 6.1.4.

                  6.1.2 EFFECTIVE REGISTRATION. A registration will not count as a Demand Registration until the registration statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Purchase Option with respect thereto; provided, however, that if, after such registration statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the registration statement with respect to such Demand Registration will be deemed not to have been declared effective unless and until such stop order or injunction is removed, rescinded or otherwise terminated.

                  6.1.3 UNDERWRITTEN OFFERING. If the Majority Holders so elect and such holders so advise the Company as part of the Demand Notice, the offering of all or any portion of the Registrable Securities pursuant to such
Demand Registration shall be in the form of one underwritten offering. All Demanding Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Majority Holders, which underwriter or underwriters shall be reasonably acceptable to the Company.

                  6.1.4 REDUCTION OF OFFERING. If the managing underwriter or underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or amount of Registrable Securities which the Demanding Holders desire to sell pursuant to the underwritten offering, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock or other securities, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other securityholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the "MAXIMUM NUMBER OF SECURITIES"), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders that want to participate in such underwritten offering (pro rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Person (such proportion is referred to herein as "PRO RATA")) that can be sold without exceeding the Maximum Number Of Securities; (ii) second, to the extent that the Maximum Number Of Securities has not been reached under the foregoing clause
(i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number Of Securities; (iii) third, to the extent that the Maximum Number Of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities registrable pursuant to the terms of the Registration Rights Agreement between the Company and the initial investors in the Company, dated as of _________, 2007 (the "REGISTRATION RIGHTS AGREEMENT" and such registrable securities, the "INVESTOR SECURITIES") as to which "PIGGY-BACK" registration has been requested by the holders thereof, pro rata, that can be sold without exceeding the Maximum Number Of Securities; and (iv) fourth, to the extent that the Maximum Number Of Securities have not been reached under the foregoing clauses (i), (ii), and (iii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number Of Securities.

                  6.1.5 WITHDRAWAL. If a majority-in-interest, on an as-converted to Common Stock basis, of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the underwriter or underwriters of their request to withdraw prior to the effectiveness of the registration statement filed with the Commission with respect to such Demand Registration.

                  6.1.6 TERMS. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, including the expenses of one legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities, but the Holders shall pay any and all underwriting commissions. The Company agrees to use its reasonable efforts to qualify or register the Registrable Securities in such states as are reasonably requested by the Majority Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a state in which such registration would cause (i) the Company to be obligated to qualify to do business in such state, or would subject the Company to taxation as a foreign corporation doing business in such jurisdiction or (ii) the principal stockholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall use its reasonable efforts to cause any registration statement or post-effective amendment filed pursuant to the demand rights granted under Section 6.1.1 to remain effective until the earlier of (a) the time all Registrable Securities covered by such registration statement or post-effective amendment have been disposed of in accordance with the intended method(s) of disposition set forth in the Demand Notice, and (b) the expiration of the Warrants in accordance with the terms and conditions of the Warrant Agreement.

                  6.1.7 PERMITTED DELAYS. The Company shall be entitled to postpone the filing of a registration statement under this Section 6.1 if (a) at any time prior to the filing of the registration statement, the Company's Board of Directors determines, in its good faith business judgment, that such registration and offering would materially and adversely affect any financing, acquisition, corporate reorganization or other material transaction involving the Company, and (b) the Company delivers to the Demanding Holders written notice thereof within ten (10) business days of the date of the Company's receipt of the Demand Notice; provided that such period of postponement may not exceed 45 days.

            6.2 PIGGY-BACK REGISTRATION.

                  6.2.1 PIGGY-BACK RIGHTS. If at any time during the seven (7) year period commencing on the Effective Date the Company proposes to file a registration statement under the Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account and/or for stockholders of the Company for their account (other than a registration statement on Form S-4 or S-8 (or any successor or substantially similar form), or in connection with (i) an employee stock option, stock purchase or compensation plan or securities issued or issuable pursuant to any such plan, (ii) a dividend reinvestment plan or (iii) an offering of debt that is convertible into equity securities of the Company), then the Company shall
(x) give written notice of such filing to the holders of Registrable Securities, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a "PIGGY-BACK REGISTRATION"). The Company shall cause such Registrable Securities to be included in such registration and shall use its reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggy-Back Registration.

                  6.2.2 REDUCTION OF OFFERING. If the managing underwriter or underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or amount of securities which the Company desires to sell, taken together with securities, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 6.2, and the securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number Of Securities, then the Company shall include in any such registration:

                  (a) If the registration is undertaken for the Company's account: (i) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number Of Securities; (ii) second, to the extent that the Maximum Number Of Securities has not been reached under the foregoing clause (i), the shares of Common Stock or other securities, if any, comprised of Registrable Securities and Investor Securities, as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of such security holders, pro rata, that can be sold without exceeding the Maximum Number Of Securities; and (iii) third, to the extent that the Maximum Number Of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number Of Securities;

                  (b) If the registration is a "demand" registration undertaken at the demand of holders of Investor Securities, (i) first, the shares of Common Stock or other securities for the account of the demanding persons, Pro Rata, that can be sold without exceeding the Maximum Number Of Securities; (ii) second, to the extent that the Maximum Number Of Securities has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number Of Securities; (iii) third, to the extent that the Maximum Number Of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Registrable Securities, pro rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number Of Securities; and (iv) fourth, to the extent that the Maximum Number Of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number Of Securities; and

                  (c) If the registration is a "demand" registration undertaken at the demand of persons other than either the holders of Registrable Securities or of Investor Securities, (i) first, the shares of Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number Of Securities; (ii) second, to the extent that the Maximum Number Of Securities has not been reached under the foregoing clause
(i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number Of Securities; (iii) third, to the extent that the Maximum Number Of Securities has not been reached under the foregoing clauses (i) and (ii), collectively the shares of Common Stock or other securities comprised of Registrable Securities and Investor Securities, pro rata, as to which registration has been requested pursuant to the terms hereof and of the Registration Rights Agreement, as applicable, that can be sold without exceeding the Maximum Number Of Securities; and (iv) fourth, to the extent that the Maximum Number Of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number Of Securities.

                  6.2.3 WITHDRAWAL. Any holder of Registrable Securities may elect to withdraw such holder's request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the registration statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw (or postpone the filing of) a registration statement at any time prior to the effectiveness of the registration statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 6.2.4.

                  6.2.4 TERMS. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, including the expenses of one legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities but the Holders shall pay any and all underwriting commissions related to the Registrable Securities. During the period in which the Purchase Option is exercisable, the notice required under
Section 6.2.1 to the Holders shall continue to be given for each applicable registration statement filed by the Company until such time as all of the Registrable Securities have been registered and sold.

            6.3 GENERAL TERMS.

                  6.3.1 INDEMNIFICATION. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against litigation, commenced or threatened, or any claim whatsoever whether arising out of any action between the underwriter and the Company or between the underwriter and any third party or otherwise) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising, in each case, from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the underwriters contained in Section 8 of the Underwriting Agreement between the Company, Sandler O'Neill and the other underwriters named therein dated the Effective Date. The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 8 of the Underwriting Agreement pursuant to which the underwriters have agreed to indemnify the Company.

                  6.3.2 EXERCISE OF PURCHASE OPTIONS. Nothing contained in this Purchase Option shall be construed as requiring the Holder(s) to exercise their Purchase Options or the Warrants underlying such Purchase Options prior to or after the initial filing of any registration statement or the effectiveness thereof.

                  6.3.3 DOCUMENTS DELIVERED TO HOLDERS. If such registration includes an underwritten public offering, the Company shall deliver such documents and certificates as may be reasonably requested by the participating Holders and the managing underwriters, including customary opinions of counsel and "cold comfort" letters as may be reasonably required pursuant to the underwriting agreement relating thereto. The Company shall also deliver promptly to the Holders participating in the offering the correspondence and memoranda described below and copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit the Holders to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as the Holders shall reasonably request. The Company shall not be required to disclose any confidential information or other records to the Holders, or to any other person, until and unless such persons shall have entered into reasonable confidentiality agreements (in form and substance reasonably satisfactory to the Company) with the Company with respect thereto.

                  6.3.4 UNDERWRITING AGREEMENT. The Company shall enter into an underwriting agreement with the managing underwriter(s), if any, selected pursuant to Section 6.1.3. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder party thereto and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. Each Holder intending to register securities pursuant to this Section 6 shall be party to any underwriting agreement relating to an underwritten sale of its Registrable Securities and may, at its option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall agree to such representations, warranties, covenants and indemnification and contribution obligations for selling stockholders as are customarily contained in agreements of that type used by the managing underwriter. Further, such Holders shall execute appropriate custody agreements and otherwise cooperate fully in the preparation of the registration statement and other documents relating to any offering in which they include securities pursuant to this Section 6. Each Holder shall also furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities.

                  6.3.5 RULE 144 SALE. Notwithstanding anything contained in this Section 6 to the contrary, the Company shall have no obligation pursuant to Sections 6.1 or 6.2 for the registration of Registrable Securities held by any Holder (i) where such Holder would then be entitled to sell under Rule 144 under the Act ("RULE 144") within any three-month period (or such other period prescribed under Rule 144 as may be provided by amendment thereof) all of the Registrable Securities then held by such Holder, and (ii) where the number of Registrable Securities held by such Holder is within the volume limitations under paragraph (e) of Rule 144 (calculated as if such Holder were an affiliate within the meaning of Rule 144).

                  6.3.6 SUPPLEMENTAL PROSPECTUS. Each Holder agrees, that upon receipt of any notice from the Company of the happening of any event as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, such Holder will immediately discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of a supplemental or amended prospectus, and, if so desired by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of such destruction) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

7. RESERVATION AND LISTING. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of the Purchase Options or the Warrants underlying the Purchase Option, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Purchase Options and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. The Company further covenants and agrees that upon exercise of the Warrants underlying the Purchase Options and payment of the respective Warrant exercise price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Purchase Options shall be outstanding, the Company shall use its reasonable efforts to cause all (i) Units and shares of Common Stock issuable upon exercise of the Purchase Options, (ii) Warrants issuable upon exercise of the Purchase Options and (iii) shares of Common Stock issuable upon exercise of the Warrants included in the Units issuable upon exercise of the Purchase Option to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on the Nasdaq National Market, SmallCap Market, OTC Bulletin Board or any successor trading market) on which the Units, the Common Stock or the Public Warrants issued to the public in connection herewith may then be listed and/or quoted.

8. CERTAIN NOTICE REQUIREMENTS.

            8.1 HOLDERS RIGHT TO RECEIVE NOTICE. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Purchase Options and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least ten (10) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other stockholders of the Company at the same time and in the same manner that such notice is given to the stockholders.

            8.2 EVENTS REQUIRING NOTICE. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events:
(i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

            8.3 NOTICE OF CHANGE IN EXERCISE PRICE. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 2 hereof, send notice to the Holders of such event and change (the "PRICE NOTICE"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's Chief Financial Officer.

            8.4 TRANSMITTAL OF NOTICES. All notices, requests, consents and other communications under this Purchase Option shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by United States postal service, express mail or private courier service: (i) if to the registered Holder of the Purchase Option, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to the following address or to such other address as the Company may designate by notice to the Holders:

         Western United Financial Corporation
         70 South Lake Avenue, Suite 900
         Pasadena, California 91101
         Attn: V. Charles Jackson

         with a copy to:

         Skadden, Arps, Slate, Meagher & Flom LLP
         300 South Grand Avenue, Suite 3400
         Los Angeles, California 90071
         Attn: Gregg A. Noel, Esq.
               Casey Fleck, Esq.

9. MISCELLANEOUS.

            9.1 AMENDMENTS. The Company may from time to time supplement or amend this Purchase Option without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company may deem necessary or desirable and that the Company, in the exercise of reasonable judgment, determines that it shall not materially adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of the Majority Holders.

            9.2 HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Option.

            9.3 ENTIRE AGREEMENT. This Purchase Option (together with the Warrant Agreement and the other agreements and documents being delivered pursuant to or in connection with this Purchase Option) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

            9.4 BINDING EFFECT. This Purchase Option shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Option or any provisions herein contained.

            9.5 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Purchase Option shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and the New York Civil Practice Laws and Rules 327(b). The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in
Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys, fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

            9.6 WAIVER, ETC. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Option shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Option or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Option shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach or non-compliance.

            9.7 EXECUTION IN COUNTERPARTS. This Purchase Option may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

            9.8 UNDERLYING WARRANTS. At any time after exercise by the Holder of this Purchase Option, the Holder may exchange its Warrants (with an initial exercise price of $7.50) for Public Warrants (with an initial exercise price of $6.00) upon payment to the Company of the difference between the exercise price of its Warrant and the exercise price of the Public Warrants. Any such Public Warrants and the Common Stock underlying such Public Warrants shall constitute Registrable Securities.

            IN WITNESS WHEREOF, the Company has caused this Purchase Option to be signed by its duly authorized officer as of the _______________ day of ___, 2007.

                                            WESTERN UNITED FINANCIAL CORPORATION


                                            By:_________________________________
                                            Name: V. Charles Jackson
                                            Title: Chief Executive Officer


                                       14
                             [Unit Purchase Option]

FORM TO BE USED TO EXERCISE PURCHASE OPTION:

Western United Financial Corporation
70 South Lake Avenue, Suite 900
Pasadena, California  91101
Attn: V. Charles Jackson

Date: __________________, 200__

            The undersigned hereby elects irrevocably to exercise all or a portion of the within Purchase Option and to purchase _____ Units of Western United Financial Corporation and hereby makes payment of $________ (at the rate of $_________ per unit) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock and Warrants as to which this Purchase Option is exercised in accordance with the instructions given below.

            or

            The undersigned hereby elects irrevocably to convert its right to purchase _____ Units purchasable under the within Purchase Option by surrender of the unexercised portion of the attached Purchase Option (with a "VALUE" based of $_______ based on a "MARKET PRICE" of $______). Please issue the securities comprising the Units as to which this Purchase Option is exercised in accordance with the instructions given below.

                                          ______________________________________
                                          NOTICE The  signature to this exercise
                                          notice must  correspond  with the name
                                          as  written   upon  the  face  of  the
                                          purchase  option in every  particular,
                                          without  alteration or  enlargement or
                                          any change whatever.

Signature(s) Guaranteed:

--------------------------------------------------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 17Ad-15).

                   INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name
         -----------------------------------------------------------------------
                                 (Print in Block Letters)
Address
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

FORM TO BE USED TO ASSIGN PURCHASE OPTION:

                                   ASSIGNMENT

              (To be executed by the registered Holder to effect a
                    transfer of the within Purchase Option):

            FOR VALUE RECEIVED, _____________________ does hereby sell, assign and transfer unto _________________ the right to purchase ________________ Units of Western United Financial Corporation (the "COMPANY") evidenced by the within Purchase Option and does hereby authorize the Company to transfer such right on the books of the Company.

Dated: __________ __, 200_


                                          ______________________________________
                                                       Signature


                                          ______________________________________
                                          NOTICE   The    signature    to   this
                                          assignment  must  correspond  with the
                                          name as  written  upon the face of the
                                          purchase  option in every  particular,
                                          without  alteration or  enlargement or
                                          any change whatever.

Signature(s) Guaranteed:

--------------------------------------------------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 17Ad-15).

                                    EXHIBIT A
                                 FORM OF WARRANT